Exhibit 99.1

EUDA Health Holdings Limited Announces Receipt of Nasdaq Listing Delinquency Letter

Singapore, April 10, 2023 – EUDA Health Holdings Limited (the “Company” or “EUDA”) (NASDAQ: EUDA, EUDAW), a Singapore-based health technology company that operates a first-of-its-kind Southeast Asian digital healthcare ecosystem, announced today that it received a delinquency notification letter (“Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) on April 5, 2023 due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Notice states that the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date for filing the Form 10-K to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

As previously disclosed, the management of the Company has been working diligently to complete all of the required information for the Form 10-K, and a substantial part of such information has been completed as of this date. However, the Company requires additional time to prepare, review and finalize its financial statements, and its auditors have not completed their audit of the financial statements.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on Nasdaq under the symbol “EUDA”.

This announcement is made in compliance with Nasdaq Listing Rule 5250(b)(2).

About EUDA Health Holdings Limited

EUDA Health Holdings Limited is a Singapore-based health technology company that operates a first-of-its-kind Southeast Asian digital healthcare ecosystem aimed at making healthcare affordable and accessible, and improving the patient experience by delivering better outcomes through personalized healthcare. The company’s proprietary unified AI platform quickly assesses patients’ medical history, triages conditions, digitally connects patients with clinicians, and predicts optimal treatment outcomes. EUDA’s holistic approach supports patients throughout all stages of care, including wellness and prevention, urgent care and emergencies, pre-existing conditions, and aftercare services.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of the Company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Company.